SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

December 30, 2004

PATINA OIL & GAS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-14344	75-2629477
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1625 Broadway, Suite 2000 Denver, Colorado	80202
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code (303) 389-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

In connection with the recent changes to the regulations governing deferred compensation plans imposed by the American Jobs Creation Act of 2004, Patina Oil & Gas Corporation (the “Company”) has adopted the “2005 Deferred Compensation Plan for Select Employees”, effective January 1, 2005. The Company has also frozen its Amended and Restated Deferred Compensation Plan for Select Employees as of the close of business on December 31, 2004 and will not permit further contributions into such plan. The 2005 Deferred Compensation Plan for Select Employees is intended to operate in a manner substantially similar to the old Amended and Restated Deferred Compensation Plan for Select Employees, subject to those new requirements and changes mandated under Section 409A of the Internal Revenue Code.

The 2005 Deferred Compensation Plan for Select Employees of the Company is filed with this Form 8-K as Exhibit 10.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

10.1	Patina Oil & Gas Corporation 2005 Deferred Compensation Plan for Select Employees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATINA OIL & GAS CORPORATION

By:	/s/ DAVID J. KORNDER
David J. Kornder
Executive Vice President and
Chief Financial Officer

Date: December 30, 2004

Exhibit Index

Exhibit Number	Description
10.1	Patina Oil & Gas Corporation 2005 Deferred Compensation Plan for Select Employees.